AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


       WHEREAS, AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of its Series B and Series C (the "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation ("Aeltus"), effective May 1, 1998; and

       WHEREAS, the Fund has established a new series, Series E; and

       WHEREAS, the Fund, on behalf of Series E, desires to appoint Aeltus as the administrator of Series E;

       NOW THEREFORE, it is agreed as follows:

       1. The Fund, on behalf of Series E, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the administrator, in accordance with all the terms and conditions set forth in the Agreement.

       2.     Section VII of the Agreement is amended as follows:

              With respect to services rendered on behalf of Series E, the Administrator has agreed to waive fees and/or reimburse expenses so that the Series' total annual operating expenses do not exceed 0.75% of the average daily net assets.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 1st day of April, 1999.

                                                      AELTUS INVESTMENT
                                                      MANAGEMENT, INC.


Attest : /s/Katherine Cheng                           By: /s/John Y. Kim
----------------------------                          --------------------------
Name:  Katherine Cheng                                Name:  John Y. Kim
Title: Assistant Secretary                            Title: President

                                                      AETNA GET FUND,
                                                      on behalf of its Series E


Attest: /s/Michael Gioffre                            By:  /s/J. Scott Fox
---------------------------                           --------------------------
Name:  Michael Gioffre                                Name:  J. Scott Fox
Title: Assistant Secretary                            Title: President